Exhibit 99.1

Contact: Mark J. Grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Reports Net Income of $25.4 Million, or $1.27 Per Diluted Share, in Second Quarter;
Net Income Highlighted by Strong Revenue Generation and Improved Credit Quality,
Leading to a Recovery of the Deferred Tax Asset

Walla Walla, WA – July 25, 2012 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported that net income increased to $25.4 million in the second quarter of 2012, compared to net income of $9.2 million in the preceding quarter and $2.2 million in the second quarter a year ago.  For the first six months of 2012, Banner reported net income of $34.6 million, compared to a net loss of $5.6 million in the same period a year ago.  Banner’s results for the quarter ended June 30, 2012 include a $31.8 million tax benefit as a result of the reversal of its deferred tax asset valuation allowance, which was partially offset by a net loss of $19.1 million for fair value adjustments.

“Banner’s continued successful execution of its strategic turnaround plan and return to profitability was punctuated in the second quarter by the elimination of nearly all of the valuation allowance against our deferred tax asset.  This decision reflects our confidence in the sustainability of our future profitability,” said Mark J. Grescovich, President and Chief Executive Officer.  “However, the real highlights of the second quarter were our continued improvement in asset quality, customer account growth and record revenues from core operations.  Banner’s second quarter revenues from core operations* (net interest income before the provision for loan losses plus total other operating income excluding fair value adjustments) increased 8% when compared to the second quarter a year ago.  Our net interest margin expanded 17 basis points to 4.26% in the second quarter compared to 4.09% in the second quarter a year ago.  Our deposit fees and other service charge income remained strong, increasing by 10% compared to the second quarter a year ago, and revenues from mortgage banking operations were more than three times larger than the second quarter of 2011.  This progress clearly demonstrates our strategic turnaround plan is effective and is building shareholder value.”

In the second quarter of 2012, Banner paid a $1.6 million dividend on its $124 million of Series A senior preferred stock and accrued $454,000 for related discount accretion.  Including the preferred stock dividend and related accretion, net income available to common shareholders was $1.27 per share for the second quarter of 2012, compared to net income available to common shareholders of $0.40 per share in the first quarter of 2012 and $0.01 per share for the second quarter a year ago.

Second Quarter 2012 Highlights (compared to second quarter 2011 except as noted)

•	Net income was $25.4 million, compared to $2.2 million in the second quarter a year ago.
•	Revenues from core operations* increased 8% to $52.3 million.
•	The net interest margin improved to 4.26%, compared to 4.11% in the preceding quarter and 4.09% in the second quarter of 2011.
•	Net interest income before provision for loan losses increased 3%.
•	Deposit fees and other service charges increased 10%.
•	Revenues from mortgage banking increased 234%.
•	Non-performing assets decreased to $73.2 million, or 1.73% of total assets, at June 30, 2012, a 21% decrease compared to three months earlier and a 61% decrease compared to a year earlier.
•	Non-performing loans decreased to $47.4 million at June 30, 2012, a 27% decrease compared to three months earlier and a 59% decrease compared to a year earlier.
•	The ratio of tangible common equity to tangible assets increased to 10.92% at June 30, 2012.

*Earnings information excluding fair value and other-than-temporary impairment (OTTI) adjustments (alternately referred to as other operating income from core operations or revenues from core operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter’s results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

BANR - Second Quarter 2012 Results
July 25, 2012

Credit Quality

“Improving our risk profile and aggressively managing our troubled assets has been, and will remain, a primary focus for our management team,” said Grescovich.  “As a result of this focus, credit costs continued to decline and were significantly below those of a year ago, and although they remain above our long-term goal, we are confident credit costs will decline further in the near term.  All of our key credit quality metrics have improved and Banner’s reserve levels are substantial.”

Banner recorded a $4.0 million provision for loan losses in the second quarter of 2012, compared to a $5.0 million provision in the preceding quarter and an $8.0 million provision in the second quarter a year ago.  The allowance for loan losses at June 30, 2012 totaled $80.2 million, representing 2.50% of total loans outstanding and 169% of non-performing loans.  Non-performing loans decreased 27% to $47.4 million at June 30, 2012, compared to $64.9 million three months earlier, and decreased 59% when compared to $115.2 million a year earlier.

Banner’s real estate owned and repossessed assets decreased 7% to $25.8 million at June 30, 2012, compared to $27.7 million three months earlier and decreased 64% when compared to $71.3 million a year ago.  Net charge-offs in the second quarter of 2012 totaled $5.3 million, or 0.16% of average loans outstanding, compared to $6.4 million, or 0.20% of average loans outstanding for the first quarter of 2012 and $13.6 million, or 0.41% of average loans outstanding, for the second quarter a year ago.

At June 30, 2012, Banner’s non-performing assets were 1.73% of total assets, compared to 2.24% at March 31, 2012 and 4.48% a year ago.  Non-performing assets decreased 21% to $73.2 million at June 30, 2012, compared to $93.1 million three months earlier and decreased 61% when compared to $188.4 million a year ago.

Income Statement Review

“The improvement in our net interest margin reflects continuing reductions in our funding costs, particularly in our deposit costs, and a significant reduction in the adverse effect of non-performing assets, as well as collection of some previously unrecognized interest income,” said Grescovich.  Banner’s net interest margin was 4.26% in the second quarter of 2012, compared to 4.11% in the preceding quarter and 4.09% in the second quarter a year ago. In the first six months of the year, the net interest margin was 4.19% compared to 4.01% in the first six months of 2011.

Deposit costs decreased by four basis points in the second quarter compared to the preceding quarter and 32 basis points compared to the second quarter a year earlier.  Total funding costs for the second quarter of 2012 decreased 11 basis points compared to the previous quarter and 37 basis points from the second quarter a year ago.  Asset yields increased four basis points compared to the prior quarter and decreased 19 basis points from the second quarter a year ago.  Loan yields increased four basis points compared to the preceding quarter and decreased 16 basis points from the second quarter a year ago.  Nonaccrual loans reduced the margin by approximately eight basis points in the second quarter of 2012 compared to approximately 13 basis points in the preceding quarter and approximately 23 basis points in the second quarter of 2011.  The collection of previously unrecognized interest on certain nonaccrual loans added five basis points to the margin in the current quarter ended June 30, 2012.

“The continued growth in core deposits and the reduced drag from non-performing assets over the past year have led to a solid increase in our revenues from core operations* compared to the second quarter a year ago,” said Grescovich.  Second quarter net interest income, before the provision for loan losses, was $42.3 million, compared to $41.1 million in the preceding quarter and $41.2 million in the second quarter a year ago.  In the first six months of 2012, net interest income, before the provision for loan losses, was $83.4 million compared to $81.3 million in the first six months of 2011.  Revenues from core operations* were $52.3 million in the second quarter compared to $50.4 million in the first quarter of 2012 and $48.5 million in the second quarter a year ago.  Year-to-date revenues from core operations* increased 7% to $102.7 million compared to $95.6 million in the same period a year ago.

“The decision to reverse the deferred tax asset valuation allowance during the second quarter reflects Banner’s return to profitability and our expectation of sustainable profitability in future periods,” said Grescovich.  “This expectation also led to the significant adjustment of the fair value estimate for the junior subordinated debentures issued by the Company.  The substantial changes to both of these significant accounting estimates are directly linked to the improved performance and profitability of the Company.  We expect to recover the remaining $7.0 million balance of the deferred tax asset valuation allowance as an offset to our provision for income taxes in the third and fourth quarters of 2012.”

Banner’s second quarter 2012 results included a net loss of $19.1 million for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value.  The net fair value adjustments largely resulted from a $21.2 million increase in the estimated value of the junior subordinated debentures issued by the Company, which was partially offset by

BANR - Second Quarter 2012 Results
July 25, 2012

increases in the estimated value of similar trust preferred securities owned by the Company.  In the preceding quarter, Banner recorded a net gain of $1.7 million for fair value adjustments and in the second quarter of 2011 Banner recorded a net gain of $1.9 million for fair value adjustments.  Banner’s year-to-date results included a net loss of $17.4 million for fair value adjustments compared to a net gain of $2.2 million for the same period a year ago.

Total other operating income (loss), which includes the changes in the valuation of financial instruments, was a loss of $9.1 million in the second quarter of 2012 compared to a net gain of $11.0 million in the preceding quarter and a net gain of $9.3 million in the second quarter a year ago.  In the first six months of 2012, total other operating income was a net gain of $1.9 million compared to a net gain of $16.5 million in the first six months of 2011.  Other operating income from core operations* (total other operating income, excluding fair value adjustments) for the current quarter was $10.0 million, compared to $9.3 million for the preceding quarter and $7.3 million for the second quarter a year ago, reflecting strong growth in payment processing and mortgage banking revenues.

As a result of continued account growth over recent periods and increased customer activity, deposit fees and other service charges were $6.3 million in the second quarter of 2012, compared to $5.9 million in the preceding quarter and a 10% increase compared to $5.7 million in the second quarter a year ago.  Significant homeowner refinance activity contributed to strong revenues from mortgage banking activities, which increased 8% to $2.9 million in the second quarter of 2012, compared to $2.6 million in the immediately preceding quarter.  Income from mortgage banking operations was $855,000 in the second quarter of 2011.

“Operating expenses declined for the second quarter compared to the preceding quarter and the second quarter a year ago, largely due to lower costs associated with the real estate owned portfolio, particularly valuation adjustments, and a reduction in our deposit insurance premiums,” said Grescovich.  “We believe credit costs, including REO expenses, will continue to decline as we continue to resolve remaining problem assets.”

Total other operating expenses (non-interest expenses) were $35.7 million in the second quarter of 2012, compared to $37.9 million in the preceding quarter and $40.3 million in the second quarter of 2011.  In the first six months of 2012, total other operating expenses were $73.6 million compared to $78.4 million in the first six months of 2011.  The decrease was largely a result of decreased costs related to real estate owned and FDIC deposit insurance.

Balance Sheet Review

“Loan balances declined modestly compared to the previous quarter primarily as a result of the impact of refinancing activity on residential mortgage loans and further reductions in commercial construction and land development loans.  Aside from seasonal increases in agricultural loans, net loan originations and credit line utilizations have remained modest, and a bit disappointing, as the weak economy continues to temper loan demand by both businesses and consumers.  We expect a continued challenging economic environment going forward as businesses and consumers maintain a cautious approach to spending and borrowing,” said Grescovich.

Net loans were $3.13 billion at June 30, 2012, compared to $3.15 billion at March 31, 2012 and $3.21 billion a year ago.  Commercial and agricultural business loans were $811.8 million at June 30, 2012 compared to $798.5 million at March 31, 2012 and $774.7 million a year ago.  Commercial real estate and multifamily real estate loans were $1.22 billion at June 30, 2012, compared to $1.21 billion at March 31, 2012 and $1.24 billion at June 30, 2011.

The combined total of securities at fair value, available for sale and held to maturity, was $596.8 million at June 30, 2012 compared to $541.3 million at March 31, 2012 and $453.2 million at June 30, 2011.  The aggregate total of securities and interest-bearing deposits increased to $729.3 million at June 30, 2012 compared to $685.2 million at March 31, 2012 and $621.4 million a year ago.  The change in the mix of interest-bearing deposits and securities holdings compared to a year ago reflects a modest extension of the expected duration of this aggregate position designed to increase the yield relative to interest-bearing deposits.  The securities purchased in recent periods were primarily short- to intermediate-term U.S. Government Agency notes and mortgage-backed securities and, to a lesser extent, intermediate-term tax-exempt municipal securities.

Deposits totaled $3.43 billion at June 30, 2012, the same as at the end of the preceding quarter.  Deposits were $3.47 million at June 30, 2011.  Non-interest-bearing accounts increased 4% to $804.6 million at June 30, 2012, compared to $771.8 million at March 31, 2012, and increased 25% compared to $645.8 million at June 30, 2011.  Interest-bearing transaction and savings accounts were $1.45 billion at June 30, 2012, compared to $1.46 billion at March 31, 2012 and $1.42 billion a year ago.

“The improvements in our deposit mix are reflective of our super community bank strategy that is reducing our funding cost by remixing our deposits away from high-priced CDs, growing new client relationships, and improving our core funding position.  All of this growth is organic growth from our existing branch network,” said Grescovich.  Banner’s cost of deposits declined four basis points to 0.48% for the quarter ended June 30, 2012 compared to 0.52% for the quarter ended March 31, 2012, and declined 32 basis points from 0.80% for the quarter ended June 30, 2011.

BANR - Second Quarter 2012 Results
July 25, 2012

Assets totaled $4.22 billion at June 30, 2012, compared to $4.16 billion at the end of the preceding quarter and $4.21 billion a year ago.  At June 30, 2012, total stockholders’ equity was $587.2 million, including $121.6 million attributable to preferred stock, and common stockholders’ equity was $465.6 million, or $24.80 per share.  Banner had 18.8 million shares of common stock outstanding at June 30, 2012, compared to 16.7 million shares of common stock outstanding a year ago.  At June 30, 2012, tangible common stockholders’ equity, which excludes other intangible assets and preferred stock, was $460.3 million, or 10.92% of tangible assets, compared to $421.9 million, or 10.15% of tangible assets at March 31, 2012 and $383.7 million, or 9.14% of tangible assets a year ago.

Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation’s Tier 1 leverage capital to average assets ratio increased to 15.07% and its total capital to risk-weighted assets ratio increased to 19.76% at June 30, 2012.

Conference Call

Banner will host a conference call on Thursday, July 26, 2012, at 8:00 a.m. PDT, to discuss its second quarter results.  The conference call can be accessed live by telephone at (480) 629-9645 to participate in the call.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  A replay will be available for a week at (303) 590-3030, using access code 4548321.

About the Company

Banner Corporation is a $4.22 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets and may result in our allowance for loan losses not being adequate to cover actual losses; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates and the relative differences between short and long-term interest rates, loan and deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of us by the Board of Governors of the Federal Reserve System and of our bank subsidiaries by the FDIC, the Washington Department of Financial Institutions or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, institute a formal or informal enforcement action against us or any of the Banks which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; our ability to attract and retain deposits; increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets and liabilities, which estimates may prove to be incorrect and result in significant changes in valuations; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our business strategies; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common and preferred stock and interest or principal payments on our junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the economic impact of war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed in Banner Corporation’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for the remainder of 2012 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

BANR - Second Quarter 2012 Results
July 25, 2012

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
(in thousands except shares and per share data)	Jun 30, 2012	Mar 31, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011

INTEREST INCOME:
Loans receivable	$44,040	$43,988	$46,846	$88,028	$93,601
Mortgage-backed securities	995	927	859	1,922	1,734
Securities and cash equivalents	2,230	2,283	2,183	4,513	4,216
	47,265	47,198	49,888	94,463	99,551

INTEREST EXPENSE:
Deposits	4,035	4,448	7,014	8,483	14,826
Federal Home Loan Bank advances	64	63	64	127	242
Other borrowings	74	549	568	623	1,147
Junior subordinated debentures	802	1,012	1,041	1,814	2,079
	4,975	6,072	8,687	11,047	18,294
Net interest income before provision for loan losses	42,290	41,126	41,201	83,416	81,257

PROVISION FOR LOAN LOSSES	4,000	5,000	8,000	9,000	25,000
Net interest income	38,290	36,126	33,201	74,416	56,257

OTHER OPERATING INCOME:
Deposit fees and other service charges	6,283	5,869	5,693	12,152	10,972
Mortgage banking operations	2,855	2,649	855	5,504	1,817
Loan servicing fees	343	217	397	560	653
Miscellaneous	485	551	369	1,036	862
	9,966	9,286	7,314	19,252	14,304
Gain (loss) on sale of securities	29	- -	- -	29	- -
Net change in valuation of financial instruments carried at fair value	(19,059)	1,685	1,939	(17,374)	2,195
Total other operating income (loss)	(9,064)	10,971	9,253	1,907	16,499

OTHER OPERATING EXPENSE:
Salary and employee benefits	19,390	19,510	18,288	38,900	35,543
Less capitalized loan origination costs	(2,747)	(2,250)	(1,948)	(4,997)	(3,668)
Occupancy and equipment	5,204	5,477	5,436	10,681	10,830
Information / computer data services	1,746	1,515	1,521	3,261	3,088
Payment and card processing services	2,116	1,890	1,939	4,006	3,586
Professional services	1,224	1,344	1,185	2,568	2,857
Advertising and marketing	1,650	2,066	1,903	3,716	3,643
Deposit insurance	816	1,363	1,389	2,179	3,358
State/municipal business and use taxes	565	568	544	1,133	1,038
Real estate operations	1,969	2,598	6,568	4,567	11,199
Amortization of core deposit intangibles	523	552	570	1,075	1,167
Miscellaneous	3,210	3,280	2,860	6,490	5,758
Total other operating expense	35,666	37,913	40,255	73,579	78,399
Income (loss) before provision for (benefit from) income taxes	(6,440)	9,184	2,199	2,744	(5,643)

PROVISION FOR (BENEFIT FROM ) INCOME TAXES	(31,830)	- -	- -	(31,830)	- -
NET INCOME (LOSS)	25,390	9,184	2,199	34,574	(5,643)

PREFERRED STOCK DIVIDEND AND DISCOUNT ACCRETION:
Preferred stock dividend	1,550	1,550	1,550	3,100	3,100
Preferred stock discount accretion	454	454	425	908	851
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$23,386	$7,180	$224	$30,566	$(9,594)

Earnings (loss) per share available to common shareholder
Basic	$1.27	$0.40	$0.01	$1.69	$(0.58)
Diluted	$1.27	$0.40	$0.01	$1.69	$(0.58)

Cumulative dividends declared per common share	$0.01	$0.01	$0.01	$0.02	$0.08

Weighted average common shares outstanding
Basic	18,404,680	17,761,667	16,535,082	18,051,636	16,404,079
Diluted	18,444,276	17,790,402	16,535,082	18,085,801	16,404,079

Common shares issued in connection with exercise of stock options or DRIP	777,051	474,296	227,534	1,251,347	506,474

BANR - Second Quarter 2012 Results
July 25, 2012

FINANCIAL CONDITION
(in thousands except shares and per share data)	Jun 30, 2012	Mar 31, 2012	Jun 30, 2011	Dec 31, 2011

ASSETS
Cash and due from banks	$56,640	$55,723	$48,246	$62,678
Federal funds and interest-bearing deposits	132,536	143,885	168,198	69,758
Securities - at fair value	77,368	77,706	89,374	80,727
Securities - available for sale	436,130	386,716	287,255	465,795
Securities - held to maturity	83,312	76,853	76,596	75,438
Federal Home Loan Bank stock	37,371	37,371	37,371	37,371

Loans receivable:
Held for sale	6,752	4,623	1,907	3,007
Held for portfolio	3,205,505	3,225,039	3,304,760	3,293,331
Allowance for loan losses	(80,221)	(81,544)	(92,000)	(82,912)

	3,132,036	3,148,118	3,214,667	3,213,426

Accrued interest receivable	14,656	16,047	15,907	15,570
Real estate owned held for sale, net	25,816	27,723	71,205	42,965
Property and equipment, net	90,228	90,106	93,532	91,435
Other intangibles, net	5,252	5,777	7,442	6,331
Bank-owned life insurance	59,800	59,056	57,578	58,563
Other assets	70,282	35,683	38,696	37,255
	$4,221,427	$4,160,764	$4,206,067	$4,257,312

LIABILITIES

Deposits:
Non-interest-bearing	$804,562	$771,812	$645,778	$777,563
Interest-bearing transaction and savings accounts	1,449,890	1,457,030	1,422,290	1,447,594
Interest-bearing certificates	1,171,297	1,197,328	1,398,332	1,250,497
	3,425,749	3,426,170	3,466,400	3,475,654

Advances from Federal Home Loan Bank at fair value	10,423	10,467	10,572	10,533
Customer repurchase agreements and other borrowings	90,030	91,253	136,285	152,128
Junior subordinated debentures at fair value	70,553	49,368	47,986	49,988

Accrued expenses and other liabilities	23,564	21,136	19,115	23,253
Deferred compensation	13,916	13,580	14,683	13,306
	3,634,235	3,611,974	3,695,041	3,724,862

STOCKHOLDERS' EQUITY

Preferred stock - Series A	121,610	121,156	119,851	120,702
Common stock	554,866	540,068	517,782	531,149
Retained earnings (accumulated deficit)	(89,266)	(112,465)	(126,268)	(119,465)
Other components of stockholders' equity	(18)	31	(339)	64
	587,192	548,790	511,026	532,450
	$4,221,427	$4,160,764	$4,206,067	$4,257,312

Common Shares Issued:
Shares outstanding at end of period	18,804,819	18,027,768	16,668,694	17,553,472
Less unearned ESOP shares at end of period	34,340	34,340	34,340	34,340
Shares outstanding at end of period excluding unearned ESOP shares	18,770,479	17,993,428	16,634,354	17,519,132

Common stockholders' equity per share (1)	$24.80	$23.77	$23.52	$23.50
Common stockholders' tangible equity per share (1) (2)	$24.52	$23.45	$23.07	$23.14

Common stockholders' tangible equity to tangible assets (2)	10.92%	10.15%	9.14%	9.54%
Consolidated Tier 1 leverage capital ratio	15.07%	14.00%	12.90%	13.44%

(1)	- Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	- Common stockholders' tangible equity excludes preferred stock, core deposit and other intangibles.
Tangible assets excludes other intangible assets. These ratios represent non-GAAP financial measures.

BANR - Second Quarter 2012 Results
July 25, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2012	Mar 31, 2012	Jun 30, 2011	Dec 31, 2011
LOANS (including loans held for sale):
Commercial real estate
Owner occupied	$477,621	$468,318	$507,751		$469,806
Investment properties	613,965	612,617	582,569		621,622
Multifamily real estate	130,319	132,306	147,951		139,710
Commercial construction	23,808	40,276	35,790		42,391
Multifamily construction	18,132	20,654	20,552		19,436
One- to four-family construction	157,301	148,717	140,669		144,177
Land and land development
Residential	83,185	89,329	128,920		97,491
Commercial	11,451	12,044	29,347		15,197
Commercial business	600,046	609,497	566,243		601,440
Agricultural business including secured by farmland	211,705	188,955	208,485		218,171
One- to four-family real estate	607,489	619,511	658,216		642,501
Consumer	103,504	106,978	97,396		103,347
Consumer secured by one- to four-family real estate	173,731	180,460	182,778		181,049

Total loans outstanding	$3,212,257	$3,229,662	$3,306,667		$3,296,338

Restructured loans performing under their restructured terms	$58,010	$53,391	$55,652		$54,533

Loans 30 - 89 days past due and on accrual	$5,504	$14,336	$11,560		$9,962

Total delinquent loans (including loans on non-accrual)	$52,866	$79,249	$126,805		$85,274

Total delinquent loans / Total loans outstanding	1.65%	2.45%	3.83%		2.59%

GEOGRAPHIC CONCENTRATION OF LOANS AT
June 30, 2012	Washington	Oregon	Idaho	Other		Total

Commercial real estate
Owner occupied	$367,377	$50,164	$57,022		$3,058	$477,621
Investment properties	469,363	94,893	42,657		7,052	613,965
Multifamily real estate	110,342	12,889	6,738		350	130,319
Commercial construction	15,767	5,415	2,626		- -	23,808
Multifamily construction	16,930	1,202	- -		- -	18,132
One- to four-family construction	86,186	69,101	2,014		- -	157,301
Land and land development
Residential	40,903	40,184	2,098		- -	83,185
Commercial	8,770	885	1,796		- -	11,451
Commercial business	383,040	75,556	60,592		80,858	600,046
Agricultural business including secured by farmland	110,608	38,650	62,447		- -	211,705
One- to four-family real estate	371,458	208,490	25,360		2,181	607,489
Consumer	69,701	28,566	5,236		1	103,504
Consumer secured by one- to four-family real estate	117,685	43,867	11,645		534	173,731
Total loans outstanding	$2,168,130	$669,862	$280,231		$94,034	$3,212,257

Percent of total loans	67.5%	20.9%	8.7%		2.9%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
June 30, 2012	Washington	Oregon	Idaho	Other		Total

Residential
Acquisition & development	$7,071	$15,975	$1,738	$	- -	$24,784
Improved lots	21,980	21,542	279		- -	43,801
Unimproved land	11,852	2,667	81		- -	14,600
Total residential land and development	$40,903	$40,184	$2,098	$	- -	$83,185
Commercial & industrial
Acquisition & development	$1,464	$ - -	$481	$	- -	$1,945
Improved land	3,269	- -	570		- -	3,839
Unimproved land	4,037	885	745		- -	5,667
Total commercial land and development	$8,770	$885	$1,796	$	- -	$11,451

BANR - Second Quarter 2012 Results
July 25, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Quarters Ended			Six Months Ended
CHANGE IN THE	Jun 30, 2012	Mar 31, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$81,544	$82,912	$97,632	$82,912	$97,401

Provision	4,000	5,000	8,000	9,000	25,000

Recoveries of loans previously charged off:
Commercial real estate	18	614	15	632	15
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	1,050	370	716	1,420	751
One- to four-family real estate	374	5	29	379	81
Commercial business	639	236	76	875	157
Agricultural business, including secured by farmland	15	- -	5	15	5
Consumer	195	136	84	331	162
	2,291	1,361	925	3,652	1,171
Loans charged off:
Commercial real estate	(1,259)	(1,323)	(1,871)	(2,582)	(2,860)
Multifamily real estate	- -	- -	(244)	- -	(671)
Construction and land	(1,703)	(2,924)	(6,077)	(4,627)	(16,614)
One- to four-family real estate	(1,906)	(966)	(1,894)	(2,872)	(4,103)
Commercial business	(2,297)	(1,407)	(3,993)	(3,704)	(6,361)
Agricultural business, including secured by farmland	- -	(275)	(166)	(275)	(289)
Consumer	(449)	(834)	(312)	(1,283)	(674)
	(7,614)	(7,729)	(14,557)	(15,343)	(31,572)
Net charge-offs	(5,323)	(6,368)	(13,632)	(11,691)	(30,401)
Balance, end of period	$80,221	$81,544	$92,000	$80,221	$92,000

Net charge-offs / Average loans outstanding	0.16%	0.20%	0.41%	0.36%	0.91%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Jun 30, 2012	Mar 31, 2012	Jun 30, 2011	Dec 31, 2011
Specific or allocated loss allowance
Commercial real estate	$16,834	$17,083	$13,087	$16,457
Multifamily real estate	5,108	3,261	5,404	3,952
Construction and land	16,974	15,871	25,976	18,184
One- to four-family real estate	14,213	12,869	8,254	12,299
Commercial business	12,352	13,123	19,912	15,159
Agricultural business, including secured by farmland	1,294	1,887	1,409	1,548
Consumer	1,365	1,274	1,445	1,253
Total allocated	68,140	65,368	75,487	68,852

Estimated allowance for undisbursed commitments	639	651	1,001	678
Unallocated	11,442	15,525	15,512	13,382
Total allowance for loan losses	$80,221	$81,544	$92,000	$82,912

Allowance for loan losses / Total loans outstanding	2.50%	2.52%	2.78%	2.52%

Allowance for loan losses / Non-performing loans	169%	126%	80%	110%

BANR - Second Quarter 2012 Results
July 25, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2012		Mar 31, 2012	Jun 30, 2011	Dec 31, 2011

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$7,580		$10,541	$22,421	$9,226
Multifamily	- -		- -	1,560	362
Construction and land	8,939		18,601	53,529	27,731
One- to four-family	16,170		19,384	15,435	17,408
Commercial business	8,600		10,121	15,264	13,460
Agricultural business, including secured by farmland	1,010		1,481	1,342	1,896
Consumer	2,882		2,572	4,400	2,905
	45,181		62,700	113,951	72,988

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	- -		- -	- -	- -
Multifamily	- -		- -	- -	- -
Construction and land	- -		- -	- -	- -
One- to four-family	2,142		2,129	622	2,147
Commercial business	- -		- -	1	4
Agricultural business, including secured by farmland	- -		- -	545	- -
Consumer	39		84	126	173
	2,181		2,213	1,294	2,324
Total non-performing loans	47,362		64,913	115,245	75,312
Securities on non-accrual	- -		500	1,896	500
Real estate owned (REO) and repossessed assets	25,830		27,731	71,265	43,039
Total non-performing assets	$73,192		$93,144	$188,406	$118,851

Total non-performing assets / Total assets	1.73%		2.24%	4.48%	2.79%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
June 30, 2012	Washington		Oregon	Idaho	Total
Secured by real estate:
Commercial	$7,445	$	- -	$135	$7,580
Multifamily	- -		- -	- -	- -
Construction and land
One- to four-family construction	1,516		2,046	243	3,805
Residential land acquisition & development	244		1,835	- -	2,079
Residential land improved lots	115		1,764	- -	1,879
Residential land unimproved	47		666	80	793
Commercial land improved	294		- -	- -	294
Commercial land unimproved	89		- -	- -	89
Total construction and land	2,305		6,311	323	8,939
One- to four-family	13,465		3,481	1,366	18,312
Commercial business	8,185		146	269	8,600
Agricultural business, including secured by farmland	875		- -	135	1,010
Consumer	2,338		11	572	2,921
Total non-performing loans	34,613		9,949	2,800	47,362
Securities on non-accrual	- -		- -	- -	- -
Real estate owned (REO) and repossessed assets	12,117		10,384	3,329	25,830
Total non-performing assets at end of the period	$46,730		$20,333	$6,129	$73,192

BANR - Second Quarter 2012 Results
July 25, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Quarters Ended		Six Months Ended

REAL ESTATE OWNED	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011

Balance, beginning of period	$27,723	$94,945	$42,965	$100,872
Additions from loan foreclosures	6,886	11,918	8,487	26,834
Additions from capitalized costs	7	1,532	134	3,147
Dispositions of REO	(7,799)	(32,437)	(23,240)	(51,331)
Gain (loss) on sale of REO	566	58	666	(479)
Valuation adjustments in the period	(1,567)	(4,811)	(3,196)	(7,838)
Balance, end of period	$25,816	$71,205	$25,816	$71,205

	Quarters Ended

REAL ESTATE OWNED- FIVE COMPARATIVE QUARTERS	Jun 30, 2012	March 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011

Balance, beginning of period	$27,723	$42,965	$66,459	$71,205	$94,945
Additions from loan foreclosures	6,886	1,601	7,482	18,881	11,918
Additions from capitalized costs	7	127	150	1,107	1,532
Dispositions of REO	(7,799)	(15,441)	(28,299)	(19,440)	(32,437)
Gain (loss) on sale of REO	566	100	(170)	(725)	58
Valuation adjustments in the period	(1,567)	(1,629)	(2,657)	(4,569)	(4,811)
Balance, end of period	$25,816	$27,723	$42,965	$66,459	$71,205

REAL ESTATE OWNED- BY TYPE AND STATE	Washington	Oregon	Idaho	Total

Commercial real estate	$340	$301	$2,089	$2,730
One- to four-family construction	405	389	- -	794
Land development- commercial	3,225	37	195	3,457
Land development- residential	4,120	6,871	187	11,178
One- to four-family real estate	4,013	2,786	858	7,657
Total	$12,103	$10,384	$3,329	$25,816

BANR - Second Quarter 2012 Results
July 25, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSITS & OTHER BORROWINGS
	Jun 30, 2012	Mar 31, 2012	Jun 30, 2011	Dec 31, 2011
DEPOSIT COMPOSITION

Non-interest-bearing	$804,562	$771,812	$645,778	$777,563
Interest-bearing checking	379,742	368,810	356,321	362,542
Regular savings accounts	664,736	673,704	631,688	669,596
Money market accounts	405,412	414,516	434,281	415,456
Interest-bearing transaction & savings accounts	1,449,890	1,457,030	1,422,290	1,447,594
Interest-bearing certificates	1,171,297	1,197,328	1,398,332	1,250,497
Total deposits	$3,425,749	$3,426,170	$3,466,400	$3,475,654

INCLUDED IN TOTAL DEPOSITS

Public transaction accounts	$73,507	$68,590	$72,181	$72,064
Public interest-bearing certificates	62,743	69,856	69,219	67,112
Total public deposits	$136,250	$138,446	$141,400	$139,176

Total brokered deposits	$23,521	$30,978	$73,161	$49,194

OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$90,030	$91,253	$85,822	$102,131
Temporary liquidity guarantee notes	- -	- -	49,993	49,997
Other	- -	- -	470	- -
Total other borrowings	$90,030	$91,253	$136,285	152,128

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
June 30, 2012	Washington	Oregon	Idaho	Total

	$2,600,221	$600,748	$224,780	$3,425,749

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
June 30, 2012	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$665,551	19.76%	$269,458	8.00%
Tier 1 capital to risk-weighted assets	622,978	18.50%	134,729	4.00%
Tier 1 leverage capital to average assets	622,978	15.07%	165,339	4.00%

Banner Bank
Total capital to risk-weighted assets	542,314	16.97%	255,652	10.00%
Tier 1 capital to risk-weighted assets	501,906	15.71%	127,826	6.00%
Tier 1 leverage capital to average assets	501,906	12.84%	156,349	5.00%

Islanders Bank
Total capital to risk-weighted assets	31,364	16.79%	14,944	10.00%
Tier 1 capital to risk-weighted assets	29,023	15.54%	7,472	6.00%
Tier 1 leverage capital to average assets	29,023	12.70%	9,143	5.00%

BANR - Second Quarter 2012 Results
July 25, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Six Months Ended

OPERATING PERFORMANCE	Jun 30, 2012	Mar 31, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011

Average loans	$3,232,204	$3,250,767	$3,333,102	$3,241,485	$3,341,487
Average securities	636,097	660,638	511,273	648,368	488,233
Average interest earning cash	122,846	111,536	196,211	117,191	252,094
Average non-interest-earning assets	174,566	185,035	215,494	179,613	224,414
Total average assets	$4,165,713	$4,207,976	$4,256,080	$4,186,657	$4,306,228

Average deposits	$3,410,249	$3,421,448	$3,504,884	$3,415,661	$3,532,796
Average borrowings	230,517	280,439	283,178	255,478	302,612
Average non-interest-bearing other liabilities	(37,694)	(36,699)	(41,253)	(37,196)	(40,508)
Total average liabilities	3,603,072	3,665,188	3,746,809	3,633,943	3,794,900

Total average stockholders' equity	562,641	542,788	509,271	552,714	511,328
Total average liabilities and equity	$4,165,713	$4,207,976	$4,256,080	$4,186,657	$4,306,228

Interest rate yield on loans	5.48%	5.44%	5.64%	5.46%	5.65%
Interest rate yield on securities	1.99%	1.92%	2.31%	1.95%	2.34%
Interest rate yield on cash	0.25%	0.23%	0.20%	0.24%	0.22%
Interest rate yield on interest-earning assets	4.76%	4.72%	4.95%	4.74%	4.92%

Interest rate expense on deposits	0.48%	0.52%	0.80%	0.50%	0.85%
Interest rate expense on borrowings	1.64%	2.33%	2.37%	2.02%	2.31%
Interest rate expense on interest-bearing liabilities	0.55%	0.66%	0.92%	0.61%	0.96%

Interest rate spread	4.21%	4.06%	4.03%	4.13%	3.96%

Net interest margin	4.26%	4.11%	4.09%	4.19%	4.01%

Other operating income / Average assets	(0.88%)	1.05%	0.87%	0.09%	0.77%

Other operating income EXCLUDING fair value
adjustments / Average assets (1)	0.97%	0.89%	0.69%	0.93%	0.67%

Other operating expense / Average assets	3.44%	3.62%	3.79%	3.53%	3.67%

Efficiency ratio (other operating expense / revenue)	107.34%	72.77%	79.79%	86.24%	80.20%

Efficiency ratio EXCLUDING fair value adjustments / Average assets (1)	68.21%	75.21%	82.97%	71.65%	82.04%

Return (Loss) on average assets	2.45%	0.88%	0.21%	1.66%	(0.26%)

Return (Loss) on average equity	18.15%	6.81%	1.73%	12.58%	(2.23%)

Return (Loss) on average tangible equity (2)	18.33%	6.88%	1.76%	12.71%	(2.26%)

Average equity / Average assets	13.51%	12.90%	11.97%	13.20%	11.87%

(1)	- Earnings information excluding fair value adjustments (alternately referred to as other operating income from core operations or revenues from core operations) represent non-GAAP financial measures.

(2)	- Average tangible equity excludes core deposit and other intangibles and represents a non-GAAP financial measure.